UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

MONSTER WORLDWIDE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 351-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2009, the Compensation Committee of the Board of Directors of Monster Worldwide, Inc. (the “Company”) approved and the full Board of Directors of the Company ratified:

•	an incentive compensation award for Salvatore Iannuzzi, the Company’s Chairman, President and Chief Executive Officer, equal to $1,300,000 in the aggregate, consisting of (i) $860,000 pursuant to the performance metrics for Mr. Iannuzzi set by the Compensation Committee and approved by the independent members of the Board of Directors in March 2008 under the Company’s Executive Incentive Plan, and (ii) an additional bonus of $440,000 for calendar year 2008. Mr. Iannuzzi has purchased 120,852 shares of the Company’s common stock in the open market with the entire net amount of such 2008 incentive compensation award;

•	an incentive compensation award for Timothy Yates, the Company’s Executive Vice President and Chief Financial Officer, equal to $550,000 in the aggregate, consisting of (i) $430,000 pursuant to the performance metrics for Mr. Yates set by the Compensation Committee in March 2008 under the Company’s Executive Incentive Plan, and (ii) an additional bonus of $120,000 for calendar year 2008. Mr. Yates has purchased 51,784 shares of the Company’s common stock in the open market with the entire net amount of such 2008 incentive compensation award;

•	an incentive compensation award for Darko Dejanovic, the Company’s Executive Vice President, Global Chief Information Officer and Head of Product, of 97,014 fully vested shares of the Company’s common stock (prior to withholding), representing a 2008 bonus amount of $650,000 in the aggregate, consisting of (i) $387,000 pursuant to the performance metrics for Mr. Dejanovic set by the Compensation Committee in March 2008 under the Company’s Executive Incentive Plan, and (ii) an additional bonus of $263,000 for calendar year 2008;

•	an incentive compensation award for Lise Poulos, the Company’s Executive Vice President and Chief Administrative Officer, of 74,626 fully vested shares of the Company’s common stock (prior to withholding), representing a 2008 bonus amount of $500,000 in the aggregate, consisting of (i) $344,000 pursuant to the performance metrics for Ms. Poulos set by the Compensation Committee in March 2008 under the Company’s Executive Incentive Plan, and (ii) an additional bonus of $156,000 for calendar year 2008;

•	an incentive compensation award for Mark Stoever, the Company’s Executive Vice President, Corporate Development and Strategic Alliances, of 44,776 fully vested shares of the Company’s common stock (prior to withholding), representing a 2008 bonus amount of $300,000 in the aggregate, consisting of (i) $258,000 pursuant to the performance metrics for Mr. Stoever set by the Compensation Committee in March 2008 under the Company’s Executive Incentive Plan, and (ii) an additional bonus of $42,000 for calendar year 2008; and

•	an incentive compensation award for James Langrock, the Company’s Senior Vice President, Finance and Chief Accounting Officer, of $250,000 in cash for calendar year 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Timothy T. Yates

Name:	Timothy T. Yates
Title:	Executive Vice President and Chief Financial Officer

Date: February 27, 2009

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